EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION

 DECLARES A $0.03/SHARE QUARTERLY DIVIDEND

(Fort Smith, Arkansas, January 25, 2012) — The Board of Directors of Arkansas Best Corporation (Nasdaq: ABFS) has declared a quarterly cash dividend of three cents ($0.03) per share to holders of record of its Common Stock, $0.01 par value, on February 8, 2012, payable on February 22, 2012.

Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a freight transportation services and solutions provider.  Through its various subsidiaries, Arkansas Best offers a wide variety of logistics services including: domestic and global transportation of less-than-truckload (“LTL”) and full load shipments, expedited and time-definite delivery solutions, freight brokerage, and oversight of roadside assistance and equipment services for commercial vehicles.  More information is available at arkbest.com and abf.com.

Contact:	Mr. David Humphrey, Vice President of Investor Relations & Corporate Communications
Telephone: (479) 785-6200

END OF RELEASE